Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

May 13, 2026

Protara Therapeutics, Inc.

345 Park Avenue South, Third Floor

New York, New York 10010

Ladies and Gentlemen:

We are acting as special counsel to Protara Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a shelf registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an amount up to $300,000,000 of (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company (the “Preferred Stock”); (iii) one or more series of debt securities of the Company (the “Debt Securities”); and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants” and, collectively with the Common Stock, the Preferred Stock and the Debt Securities, the “Securities”), in one or more offerings from time to time on a delayed or continuous basis.

We are also acting as special counsel for the Company in connection with the sales agreement prospectus supplement included in the Registration Statement (the “Sales Agreement Prospectus”) covering the offering, issuance and sale of shares of Common Stock having an aggregate offering price of up to $100,000,000 (the “Sales Agreement Shares”) under a Sales Agreement, dated May 13, 2026, between the Company and TD Securities (USA) LLC (the “Sales Agreement”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended by that certain Certificate of Amendment and that certain Second Certificate of Amendment (the “Certificate of Incorporation”) and the Second Amended and Restated Bylaws of the Company, (ii) the Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock, as amended (the “Certificate of Designations”), (iii) the Certificate Amendment (as defined below), (iv) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities, (v) the Registration Statement and (vi) the Sales Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Company). We have also assumed the number of shares of Common Stock or Preferred Stock to be offered and sold under the Registration Statement will not exceed the number of Common Stock or Preferred Stock authorized in the Company’s Certificate of Incorporation. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Protara Therapeutics, Inc.

May 13, 2026

We have also assumed that:

i.	the Registration Statement and any amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

ii.	other than for the Sales Agreement Shares, a prospectus supplement or term sheet (each, a “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

iii.	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement, the applicable Prospectus Supplement and the Sales Agreement Prospectus;

iv.	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement, the Sales Agreement Prospectus and the relevant indenture or warrant agreement, as applicable (each, a “Governing Document”);

v.	at the time of the issuance, sale and delivery of each Security, (1) the authorization of such Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (2) the issuance, sale and delivery of such Security, the terms of such Security, the terms of the applicable Governing Document, and the compliance by the Company with the terms of such Security and the terms of the applicable Governing Document, will not violate any applicable law, any agreement or instrument then binding upon the Company, or cause default thereunder, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

vi.	the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

vii.	the indentures, and any supplements, amendments or certificates required to issue any Debt Securities will have been duly authorized, executed and delivered by the Company and any applicable trustee;

viii.	such indentures and applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

Protara Therapeutics, Inc.

May 13, 2026

ix.	other than for the Sales Agreement Shares, a definitive purchase, underwriting, distribution, sales agent or similar agreement, if applicable (each, a “Purchase Agreement”), with respect to any Securities offered or issued, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

x.	any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that the number of Securities to be offered and sold under the Registration Statement will not exceed the number of Securities authorized in the Company’s Certificate of Incorporation, if applicable.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	Other than with respect to the Sales Agreement Shares, when, as and if (a) the shares of Common Stock to be offered and sold by the Company have been duly authorized by appropriate corporate or organizational action of the Company and (b) such shares of Common Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law (including any shares of Common Stock delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for shares of Common Stock pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor by duly authorized officers in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law), such shares of Common Stock will be validly issued, fully paid and non-assessable;

2.	When, as and if (a) any particular series of Preferred Stock has been duly authorized and established in accordance with applicable law, (b) appropriate corporate or organizational action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (including the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law (including any shares of Preferred Stock delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for shares of Preferred Stock pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor by duly authorized officers in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law), such shares of Preferred Stock will be validly issued, fully paid and non-assessable;

Protara Therapeutics, Inc.

May 13, 2026

3.	When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable indenture and applicable law, (b) appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable indenture or any required certificate pursuant to the applicable indenture) and the applicable indenture (and any required amendment or supplement to the applicable indenture or any required certificate pursuant to the applicable indenture) has been duly executed and delivered in accordance with such authorization, and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the applicable indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the applicable trustee in accordance with the applicable indenture, (i) such Debt Securities (including any Debt Securities duly executed and delivered upon exercise, conversion or exchange of any Securities that are exercisable, convertible into or exchangeable for Debt Securities pursuant to the terms thereof, assuming that such Securities have been duly authorized and established in accordance with applicable law, appropriate corporate or organizational action has been taken to authorize the form, terms, issuance and delivery of such Securities and such Securities have been issued, sold and delivered against payment therefor by duly authorized officers in accordance with such authorization, the applicable Purchase Agreement, any applicable Governing Document and applicable law) will be validly issued and will constitute binding obligations of the Company enforceable against the Company in accordance with their terms; and

4.	When, as and if (a) any Warrants have been duly authorized and duly established in accordance with applicable law, (b) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable warrant agreement and the Warrants and the applicable warrant agreement has been duly executed and delivered by the applicable warrant agent and the Company in accordance with such authorization, (c) Warrants with such terms have been duly executed, attested, issued and delivered by the applicable warrant agent and/or duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement, applicable warrant agreement and applicable law, and (d) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will be validly issued and will constitute binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Sales Agreement Shares, when the Sales Agreement Shares have been issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Sales Agreement Shares have been duly authorized, validly issued, fully paid and nonassessable.

Our opinions expressed above that any particular contract constitutes a valid and binding obligation or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area, such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability, including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this opinion should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this opinion ) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Protara Therapeutics, Inc.

May 13, 2026

Our advice is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. None of the opinions or other advice contained in this letter considers or covers any federal, state or foreign securities (or “blue sky”) laws or regulations. We have assumed the Governing Documents will be governed by, and construed in accordance with, the laws of the State of New York.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document counterparty and constitutes the legally valid and binding obligations of such Governing Document counterparty, enforceable against such Governing Document counterparty in accordance with its terms; that the applicable Governing Document counterparty is in compliance, generally and with respect to acting as trustee, warrant agent or other Governing Document counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Sales Agreement Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP